UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2008

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas	000-33267	43-1723043
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

717 North Harwood Street, Suite 1500		75201
Dallas, Texas		(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The registrant, Odyssey HealthCare, Inc., a Delaware corporation (the “Company”), hereby (i) amends and restates, in its entirety, Item 1.01 of the Current Report on Form 8-K (the “8-K”) filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2008, (ii) amends the 8-K by adding Item 7.01 thereto, and (iii) amends Item 9.01 of the 8-K to add the exhibit set forth therein, in each case, as set forth below.
Item 1.01 Entry into a Material Definitive Agreement.
     On February 28, 2008, the Company announced (i) that the initial offering period for its tender offer (the “Offer”) to acquire (the “Acquisition”) all the outstanding shares of Class A common stock, par value $0.01 per share (“Common Stock”) of VistaCare, Inc. (“VistaCare”) expired at 12:00 midnight, New York City time, on February 27, 2008 and (ii) the results of the Offer and that OHC Investment, Inc., a Delaware corporation and indirect wholly-owned subsidiary of the Company (“Merger Sub”) had accepted for purchase all of the 14,228,092 shares of Common Stock tendered in the Offer prior to the expiration date of the initial offering period, which shares represent approximately 84.2% of the outstanding shares of Common Stock of VistaCare, at an approximate purchase price of $122,227,400 (the “Purchase Price”).
     On February 28, 2008, the Company also announced that it had commenced a subsequent offering period under the Offer to permit VistaCare’s common stockholders who had not yet tendered their shares of Common Stock the opportunity to participate in the Offer. The subsequent offering period commenced on February 28, 2008, and expired, as scheduled, at 5:00 p.m., New York City time, on March 4, 2008. At the expiration of the subsequent offering period, a total of approximately 1,744,732 shares of Common Stock were validly tendered to Merger Sub. All shares of Common Stock that were validly tendered during the subsequent offering period were accepted for purchase. A total of 15,972,824 shares of Common Stock were validly tendered to and accepted by Merger Sub during the initial offering period and the subsequent offering period, which represent approximately 94% of the outstanding shares of Common Stock.
     On March 6, 2008, Odyssey HealthCare Holding Company, a Delaware corporation and wholly-owned subsidiary of the Company (“Parent”) acquired all of the remaining shares of Common Stock that were not acquired in the Offer by effecting a “short-form merger” (the “Merger”) of Merger Sub with and into VistaCare under Delaware law, with VistaCare surviving the Merger as a wholly-owned subsidiary of Parent.
     In connection with the Acquisition and the payment of the Purchase Price, on February 28, 2008 (the “Closing Date”), the Company, and certain of its subsidiaries, including Odyssey HealthCare Operating A, LP, Odyssey HealthCare Operating B, LP, Hospice of the Palm Coast, Inc., Merger Sub, Parent, Odyssey HealthCare GP, LLC, Odyssey HealthCare LP, LLC and Odyssey HealthCare Management, LP (together with the Company, the “Initial Odyssey Obligors”), entered into a Second Amended and Restated Credit Agreement with General Electric Capital Corporation and certain other lenders (the “Credit Agreement”) that provides the Initial Odyssey Obligors with a $130 million term loan (the “Term Loan”) and a $30 million revolving line of credit. The Term Loan has been used to pay a portion of the consideration for the Acquisition, to repay all amounts owing under certain other indebtedness of the Initial Odyssey Obligors, and to pay certain fees and expenses incurred in connection with the Credit Agreement and the Acquisition. The revolving line of credit will be used to fund future acquisitions, working capital, capital expenditures, and general corporate purposes. Borrowings under the Term Loan will bear interest at an applicable margin above an Index Rate (based on the higher of the prime rate or 50 basis points over the federal funds rate) or above LIBOR. Borrowings outstanding under the revolving line of credit will bear interest at an applicable margin above LIBOR or the Index Rate. As of the Closing Date, both the applicable term loan margin and the applicable revolver margin for LIBOR loans was 3.00% and for Index Rate loans was 2.00% and, based on the Company’s leverage ratio, each may increase up to 3.25% for LIBOR loans and up to 2.25% for Index Rate loans.
     The final installment of the Term Loan will be due 72 months after the Closing Date, and the revolving line of credit will expire 60 months from the Closing Date. The Term Loan has an unused commitment fee of 0.25% per annum and the revolving line of credit has an unused facility fee of 0.25% per annum. In connection with the consummation of the Merger, all of the subsidiaries of VistaCare (together with the Initial Odyssey Obligors and VistaCare, the “Odyssey Obligors”) have become guarantors of the obligations under the Credit Agreement and have granted security interests in substantially all of their existing and after-acquired personal property. The Term Loan and the revolving line of credit are secured by substantially all of the Odyssey Obligors’ existing and after-acquired personal property, including the stock of certain subsidiaries not party to the Credit Agreement owned by the Odyssey Obligors. The Odyssey Obligors are subject to affirmative and negative covenants under the Credit Agreement, including financial covenants consisting of a maximum leverage ratio and a minimum fixed charge coverage ratio.
     The description of the Term Loan and the revolving line of credit contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference in its entirety herein.
Item 7.01 Regulation FD Disclosure.
     On March 6, 2008, the Company issued a press release announcing the completion of its previously announced acquisition of VistaCare, Inc. pursuant to the Merger. The press release is attached hereto as Exhibit 99.1 to this report and is incorporated into this Item 7.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibit.
99.1	Press Release dated March 6, 2008.
Limitation on Incorporation by Reference
     In accordance with general instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 7.01, including the exhibits hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.
Date: March 7, 2008	By:	/s/ R. Dirk Allison
R. Dirk Allison
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated March 6, 2008.